 United Realty Trust Incorporated 10-Q

Exhibit 10.4

Side Letter

Gentlemen:

Reference is made to that certain Agreement of Sale (the “Agreement of Sale) dated July 23, 2014 between United Realty Partners, LLC as Purchaser and FRS Carnegie Plaza, L.L.C. as Seller, as amended by that certain First Amendment to the Agreement of Sale (“First Amendment”) dated August 19, 2014 between Purchaser and Seller, as further amended by that certain Side Letter (“September 5th Side Letter”) dated September 5, 2014 between Purchaser and Seller.

This letter amends the Agreement of Sale, the First Amendment and the September 5th Side Letter. Capitalized terms used herein and not otherwise defined shall have such meaning as set forth in the Agreement of Sale, or the Lease as appropriate. To the extent that there is any conflict between the terms of this letter and the terms of the Agreement of Sale, First Amendment or the September 5th Side Letter, the terms of this letter shall control.

1.	The Due Diligence Period shall end on September 11, 2014 and subject to the terms hereof, Purchaser elects to proceed with this transaction and upon execution by all parties shall fund the Deposit in accordance with the terms of the Agreement of Sale.

2.	The Settlement Date is hereby amended to be a date selected by Purchaser on or before October 27, 2014.

3.	At Settlement, Seller shall cause the Lessee under the Lease to deposit $375,000 of the Security Deposit in a security deposit account maintained by Purchaser as directed by Purchaser, which said amount may be funded by Seller out of Seller’s proceeds received at Settlement. The balance of the Security Deposit shall be funded on behalf of Lessee through a credit of $375,000 applied against the Purchase Price at Settlement.

4.	At Settlement, Seller shall cause the Lessee under the Lease to deposit an amount equal to one quarter (1/4) of the anticipated Real Estate Taxes due for the coming tax year to be held in escrow as directed by Purchaser for the payment of Real Estate Taxes.

5.	Prior to Closing, the Lease shall be amended to reflect that at all times during the Term of the Lease, the Tenant shall carry and maintain, at its sole cost and expense, the insurance required by Purchaser’s Lender, from time to time. Purchaser’s Lender at Settlement, UBS, had required that Tenant shall carry and maintain the insurance, as more particularly described on Exhibit A attached hereto (“Required Insurance”). Seller shall cause Tenant to provide evidence of payment of the first year’s annual premium for said year’s Required Insurance, or shall fund same at Settlement. In addition, prior to Settlement, the Lease shall be amended to reflect that Tenant shall remit to Landlord, together with and as a component of Rent, an amount equal one twelfth (1/12) of the anticipated premiums for the Required Insurance on a monthly basis to be held in escrow as directed by Purchaser for the payment of insurance premiums for the Required Insurance as reasonably determined by Purchaser

Side Letter (Fox)

6.	Prior to the Settlement, paragraph 15 of the Lease shall be amended to provide that Landlord’s agreement to recognize all of the terms and conditions of such Sublease following a termination of the Lease by the Landlord shall be conditioned upon the Subtenant paying a per square foot rental amount which is not less than the amount then required to be paid as Base Rent by the Tenant, for the number of square feet actually leased by Subtenant (irrespective of the square footage assumed to be leased under the Sublease).

7.	Other than as expressly amended herein, all other terms of the Agreement of Sale, First Amendment and September 5th Side Letter shall remain in full force and effect.

8.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures to Follow]

Side Letter (Fox)

Date:	9/11/14

FRS CARNEGIE PLAZA, L.L.C.

By:	/s/ Brett McIntrye
Brett McIntyre, Chief Financial Officer

FOX REHABILITATION SERVICES, P.C.

By:	/s/ Brett McIntyre
Brett McIntyre, Chief Financial Officer

UNITED REALTY PARTNERS, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

Side Letter (Fox)

Exhibit A

REQUIRED INSURANCE

[Attached]

Side Letter (Fox)